WARP TECHNOLOGY HOLDINGS CHANGES ITS TRADE NAME TO HALO TECHNOLOGY HOLDINGS, INC.

New York, New York – May 24, 2005 - Warp Technology Holdings, Inc. (OTC BB: WARP) today announced that it is changing the company’s trade name to Halo Technology Holdings, Inc.

In announcing the name change, CEO Ron Bienvenu noted, “Our strategy is to acquire and operate solid companies with an established customer base. Unlike the go-go days of the 1990’s, our approach is to nurture our portfolio companies and focus on boring old things like providing world class customer support and the stability and longevity that comes from a profitable bottom line. We think Halo Technology Holdings more accurately reflects those values.”

The company also announced its new website, which can be viewed at www.halotechnologyholdings.com.

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ABOUT Halo Technology Holdings, Inc.
Halo Technology Holdings (OTC BB: WARP) acquires and operates established enterprise technology companies that profitably deliver mission critical technical solutions to a global customer base.

Media Contacts:

Kristie Wells Manager, Investor Relations Halo Technology Holdings, Inc. Phone: 650-596-4387	David Waldman Lippert/Heilshorn & Associates Phone: 212.838.3777

kristie.wells@guptaworldwide.com	DWaldman@lhai.com